Exhibit (g)(2)

                                 CITIZENS FUNDS
                                230 Commerce Way
                                   Suite 300
                              Portsmouth, NH 03801

                              __________ __, 2001

The Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, OH  45263

        Re:    Citizens Funds - Custodian Contract

Ladies and Gentlemen:

        Pursuant to Section 14.4 of the Custodian Contract dated as of September 29, 2000 (as amended and supplemented, the "Contract"), between Citizens Funds (the "Trust") and The Fifth Third Bank (the "Custodian"), we hereby request that Citizens Value Fund (the "Fund") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

        Please sign below to evidence your agreement to render such services as custodian on behalf of the Fund as a beneficiary under the Contract.


                                    CITIZENS FUNDS

                                    By:________________________

                                    Title:_____________________

Agreed:
THE FIFTH THIRD BANK

By:_____________________

Title:__________________